                                                                     Exhibit 1.1

                               4,000,000 Shares

                           HOST MARRIOTT CORPORATION
                           (a Maryland corporation)

               10% Class B Cumulative Redeemable Preferred Stock





                            UNDERWRITING AGREEMENT






November 19, 1999

                               November 19, 1999



Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Bear, Stearns & Co. Inc.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Prudential Securities Incorporated
c/o Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York  10036

Dear Sirs and Mesdames:

     Host Marriott Corporation, a Maryland corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") 4,000,000 shares of its 10% Class B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 600,000 shares of its 10% Class B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of preferred stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares", and the Company's 10% Class B Cumulative Redeemable Preferred Stock, par value $.01 per share, is hereinafter sometimes referred to as the "Class B Preferred Stock".

     The terms of the Shares will be set forth in articles supplementary (the "Articles Supplementary") to be filed by the Company with the Maryland State Department of Assessments and Taxation (the "SDAT"). The Company intends to contribute or otherwise transfer the net proceeds from the sale of the Shares to Host Marriott, L.P., a Delaware limited partnership (the "Operating Partnership"), in exchange for Class B Preferred Units (the "Preferred Units") in the Operating Partnership, the economic terms of which will be substantially identical to those of the Class B Preferred Stock. The terms of the Units will be set forth in one or more amendments (individually, an "Amendment" and, collectively, the "Amendments") to the Operating Partnership's limited partnership agreement, and the Company, in its capacity as general partner of the Operating Partnership (the "General Partner"), will enter into an Amendment each time that the Company issues Shares. The Company will list the Shares on the New York Stock Exchange (the "NYSE").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-67907), including a prospectus, relating to, among other things, the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the time of such effectiveness, is hereinafter referred to as the "Registration Statement"; and the related prospectus dated December 30, 1998 (the "Base Prospectus") and prospectus supplement relating to the Shares (the "Prospectus Supplement"), each in the form first used to confirm sales of Shares, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the date of the Prospectus Supplement, are hereinafter referred to, collectively, as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Class B Preferred Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. As used in this Agreement, all references to any "preliminary prospectus" shall mean, collectively, the Base Prospectus, any preliminary prospectus supplement used in connection with the offering of the Shares and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. Any references in this Agreement to the date of the Prospectus shall be deemed to mean the date of the Prospectus Supplement.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "described," "set forth" or "stated" in the Registration Statement, the Prospectus or any preliminary prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Agreement which is deemed to be incorporated by reference in the Registration Statement, the Prospectus or such preliminary prospectus, as the case may be.

     As used herein, (i) the term "Credit Agreement" means the Amended and Restated Credit Agreement dated as of August 5, 1998 among the Company, as successor by merger to Host Marriott Corporation, a Delaware corporation, the Operating Partnership, the lenders party thereto, Wells Fargo Bank, National Association, The Bank of Nova Scotia and Credit Lyonnais New York Branch, as co-arrangers, and Bankers Trust Company, as arranger and administrative agent, as amended, together with all promissory notes, guarantees, guaranty agreements and pledge or other security agreements entered into by the Company, the Operating Partnership or any of their respective subsidiaries in connection with any of the foregoing, in each case as the same may have been or may be amended or supplemented from time to time; (ii) the term "Senior Note Documents" means, collectively, the 7% Series A Senior Notes due 2005, the 7% Series B Senior Notes due 2008, the 8.45% Series C Senior Notes due 2008 and the 8% Series E Senior Notes due 2006 of the Operating Partnership, the Amended and Restated Indenture dated as of August 5, 1998 among the Operating Partnership, as successor by merger to HMH Properties, Inc., a Delaware corporation, the guarantors and subsidiary guarantors named therein, and Marine Midland Bank, as trustee, pursuant to which the foregoing notes were issued, and all guarantees, guaranty agreements and pledge or other security agreements entered into by the Company, the Operating Partnership or any of their respective subsidiaries in connection with any of the foregoing, in each case as the same may have been or may be amended or supplemented from time to time; and (iii) all references to any subsidiary or subsidiaries of the Company shall be deemed to include, without limitation, the Operating Partnership and the Non-Controlled Subsidiaries (as defined below).

     1. Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act complied or will comply, as the case may be, when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (d) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the

     Company and its subsidiaries, taken as a whole; all of the issued and outstanding capital stock, partnership interests, limited liability company interests or other ownership interests, as the case may be (collectively, "Ownership Interests"), of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and (except for general partnership interests) non-assessable; approximately 78% of the outstanding partnership interests in the Operating Partnership are owned directly by the Company and all of the issued and outstanding Ownership Interests in each of the Company's other subsidiaries are owned (except as otherwise set forth in the Prospectus or in Schedule II hereto) directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, claims or equities except for liens created by the Pledge Agreement dated as of August 5, 1998 (the "Pledge Agreement") entered into by the Company and certain of its subsidiaries in favor of Bankers Trust Company, as collateral agent; the Company is the sole general partner of the Operating Partnership and owns, directly, all of the outstanding general partnership interests in the Operating Partnership; and Schedule II hereto sets forth the name of each subsidiary of the Company all of whose outstanding Ownership Interests are not owned, directly or indirectly, by the Company and accurately sets forth the percentage of the outstanding Ownership Interests in each such subsidiary which is owned, directly or indirectly, by the Company.

         (e) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

         (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; and the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company's Class A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares was issued in violation of any preemptive or similar rights.

         (g) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement against payment of the consideration specified in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

         (h) The Amendments have been duly authorized by the Company in its capacity as General Partner and, on the Closing Date and any Option Closing Date (as such terms are defined below), an Amendment will have been duly executed and delivered by the General Partner on behalf of the Operating Partnership and will constitute a valid and binding agreement of the Operating Partnership, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Preferred Units have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the Company's contribution to the Operating Partnership of the net proceeds from the sale of the Shares, will be validly issued, fully paid and non-assessable limited partnership interests in the Operating Partnership, and the issuance of the Preferred Units will not be subject to any preemptive or similar rights.

         (i) The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement (including, without limitation, the issuance and sale of the Shares to the Underwriters and the issuance and sale of the Preferred Units to the Company) will not (A) result in a violation of any provision of the charter or by-laws of the Company or the limited partnership agreement or certificate of limited partnership of the Operating Partnership, (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, (C) result in a violation of any law, statute, rule or regulation which is applicable to the Company or any of its subsidiaries or (D) result in a violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, except (x) such as may be required by the securities or Blue Sky laws of the various states and any foreign jurisdictions in connection with the offer and sale of the Shares, (y) such as have been obtained under the Securities Act and are in full force and effect and (z) such as are required under the Exchange Act in connection with the listing of the Shares on the New York Stock Exchange, and except for the filing of the Articles Supplementary with the SDAT (which filing will be duly made prior to the Closing Date).

         (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (l) Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (m) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Shares, the issuance and sale of the Preferred Units and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Operating Partnership will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (n) The Company and its subsidiaries and, to the knowledge of the Company and the Operating Partnership in the case of properties leased by the Company or any of its subsidiaries as lessors, the lessees of such properties (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (p) There are no contracts, agreements or understandings between the Company or any of its subsidiaries, on the one hand, and any person, on the other hand, granting such person the right (i) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries, except for the Registration Rights Agreement dated as of December 30, 1998 among the Company and those entities specified on
     Schedule 1 to the Contribution Agreement dated as of April 16, 1999 or (ii) to require the Company or any of its subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement or in the offering contemplated by the Prospectus.

         (q) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         (r) The Company and its subsidiaries have good and marketable title in fee simple to all land underlying the Company's hotel properties described in the Prospectus as owned by them and good and marketable title to all improvements thereon and to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries and in each case free and clear of all liens, encumbrances, claims, equities, mortgages, security interests or pledges (each, a "Lien"), except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property, buildings and other improvements held under a lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus; all of the leases pursuant to which the Company or any of its subsidiaries, as lessor, leases to a third party (each, a "Lessee") any hotels or other real or personal property, buildings or other improvements are in full force and effect; all of the management agreements and similar agreements pursuant to which the Company, any of its subsidiaries or, to the best knowledge of the Company and the Operating Partnership, any of the Lessees has contracted with a third party to manage or operate any of the hotels or other properties owned or leased, as lessee, by the Company or any of its subsidiaries are in full force and effect; all franchise agreements between the Company or any of its subsidiaries or , to the best knowledge of the Company and the Operating Partnership, any of the Lessees, on the one hand, and Marriott International, Inc., a Delaware corporation ("Marriott International"), or any other hotel operating or management company (each, a "Manager"), on the other hand, are in full force and effect; and the Company and its subsidiaries have complied with all of their respective obligations and agreements under the leases, management agreements and franchise agreements referred to above and , to the best knowledge of the Company and the Operating Partnership, no default by any other party to any of such leases, management agreements or franchise agreements has occurred and is continuing which, individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (s) The Class B Preferred Stock will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, pari passu with the Class A Preferred Stock, senior to the Common Stock and senior to the Company's authorized but unissued Series A Junior Participating Preferred Stock (the "Junior Participating Preferred Stock"). The Preferred Units will rank, with respect to the payment of dividends and distributions and the distribution of assets upon liquidation, dissolution or winding up of the Operating Partnership, pari passu with the Operating Partnership's Class A preferred units and will rank, with respect to the payment of dividends and distributions and the distribution of assets upon liquidation, dissolution or winding up of the Operating Partnership, senior to all of the other limited and general partnership interests in the Operating Partnership outstanding as of the date of this Agreement, the Closing Date and, if applicable, the Option Closing Date.

         (t) The merger (the "Merger") of Host Marriott Corporation, a Delaware corporation ("Host Delaware"), with and into the Company, with the Company as the surviving corporation, qualified as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         (u) The Company is organized in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code and the Company's method of operation will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code for its 1999 tax year and thereafter.

         (v) From and after December 28, 1998, the first date that the Operating Partnership had two or more partners, the Operating Partnership at all times has been and will be qualified as a partnership for federal income tax purposes and the Operating Partnership has not and will not be treated as a publicly traded partnership taxable as a corporation.

         (w) The Company has not been and will not be treated as owning voting securities of Rockledge Hotel Properties, Inc. or Fernwood Hotel Assets, Inc. (the "Non-Controlled Subsidiaries") within the meaning of Section 856(c)(4)(B) of the Code.

         (x) All real estate leases which the Operating Partnership owns, or in which the Operating Partnership has an interest, as a lessor or sub-lessor, including the Harbor Beach Resort Lease (as defined below), will be treated as true leases for federal income tax purposes.

         (y)  The Company is eligible to use Form S-3 under the Securities Act.

         (z) Schedule III hereto accurately sets forth the jurisdiction of organization of each subsidiary of the Company named thereon and accurately indicates whether such subsidiary is a corporation, limited partnership, general partnership or limited liability company.

         (aa) The Class B Preferred Stock does not constitute "Voting Stock" as defined in the Distribution Agreement dated as of September 15, 1993, as amended (the "Distribution Agreement"), between the Company, as successor to Marriott Corporation, a Delaware corporation, and Marriott International, Marriott International does not and will not have any right to acquire any Class B Preferred Stock pursuant to the Distribution Agreement or otherwise, and no notice to or consent, approval or waiver of Marriott International is required for the issuance and sale of the Shares as contemplated hereby.

         (bb) All of the Shares have been registered under the Company's registration statement on Form S-3 (Registration No. 333-67907).

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of $24.1875 a share (subject to adjustment of such purchase price in the case of sales of 375,000 or more shares to a single purchaser as provided in the second succeeding paragraph).

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Additional Shares at a purchase price of $24.1875 a share (subject to adjustment of such purchase price in the case of sales of 375,000 or more shares to a single purchaser as provided in the next succeeding paragraph), plus accrued dividends, if any, to but excluding the Option Closing Date. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     Notwithstanding the provisions of the two immediately preceding paragraphs, but solely in the case of sales of 375,000 or more Shares by any Underwriter to a single purchaser, the purchase price to be paid for such Shares to the Company by the several Underwriters shall be $24.50 a share plus, solely in the case of any such Shares which are Additional Shares, accrued dividends, if any, to but excluding the Option Closing Date. For purposes of the immediately preceding sentence, Firm Shares and any Option Shares sold by any Underwriter to a single purchaser shall be aggregated.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period beginning on the date of this Agreement through and including the day which is 30 days after the date of this Agreement, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class B Preferred Stock or other preferred stock, any shares of any other class or series of capital stock which is substantially similar to the Class B Preferred Stock, any preferred securities of a subsidiary trust or similar financing vehicle, any depositary shares or depositary receipts representing or evidencing any of the foregoing, or any securities convertible into or exercisable or exchangeable for any of the foregoing (other than the Shares to be sold to the Underwriters) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Class B Preferred Stock or other preferred stock, any shares of any other class or series of capital stock which is substantially similar to the Class B Preferred Stock, any preferred securities of a subsidiary trust or similar financing vehicle, any depositary shares or depositary receipts representing or evidencing any of the foregoing, any securities convertible into or exercisable or exchangeable for any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class B Preferred Stock, other securities, in cash or otherwise; provided that the provisions of this paragraph shall not prevent the issuance by the Company of its Junior Participating Preferred Stock pursuant to its shareholder rights plan.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $25.00 a share (the "Public Offering Price") plus accrued dividends, if any, and to certain dealers selected by you at a price that represents a concession not in excess of $0.50 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.45 a share, to any Underwriter or to certain other dealers.

     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 29, 1999, or at such other time on the same or such other date, not later than December 6, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in
Section 2 or on such other date, in any event not later than January 3, 2000, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

     Certificates for the Firm Shares and Additional Shares shall be in temporary or definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor set forth in this Agreement.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become and shall be effective under the Securities Act prior to the date of this Agreement.

     The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company in his or her capacity as an executive officer of the Company and in his or her capacity as an executive officer of the general partner of the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that the Company and the Operating Partnership have complied with all of their agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

        The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Christopher G. Townsend, Senior Vice President and General Counsel of the Company, to the effect that:

              (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (ii) each Subject Subsidiary (as defined below) has been duly organized, is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has the power and authority to own and lease its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Such opinion shall state that the term "Subject

         Subsidiary", as used therein, means the Operating Partnership and each of the other entities listed on Schedule III to this Agreement;

              (iii) the outstanding shares of Common Stock and Class A Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such shares was issued in violation of any preemptive or similar rights; and, to the best of such counsel's knowledge, the issuance of the Shares is not subject to preemptive or other similar rights arising under any instrument or agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound;

              (iv) the outstanding Ownership Interests in each Subject Subsidiary have been duly authorized and validly issued, are fully paid and (except for general partnership interests) non-assessable; all of the outstanding limited partnership interests in the Operating Partnership are owned (except as otherwise set forth in the Prospectus) directly by the Company, all of the outstanding general partnership interests in the Operating Partnership are owned directly by the Company, and all of the outstanding Ownership Interests in each of the other Subject Subsidiaries are owned (except as otherwise set forth in the Prospectus or on Schedule II hereto) directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims;

              (v) this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

              (vi) the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement (including the issuance and sale of the Shares to the Underwriters and the issuance and sale of the Preferred Units to the Company) will not
         (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Credit Agreement, any Senior Note Document or, to the best of such counsel's knowledge, any other agreement or instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (B) result in a breach or violation of or default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries; and no consent, approval, authorization or order of, or qualification with, any Maryland or Delaware governmental body or agency having jurisdiction over the Company or the Operating Partnership is required under the laws of the State of Maryland or the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the offering, issuance or sale of the Shares or the application of the net proceeds therefrom by the Company as contemplated by this Agreement or for the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by this Agreement, except such as may be required by Maryland securities laws and except for the filing of the Articles Supplementary with the SDAT (which filing has been duly made);

              (vii) The Amendment being entered into on the date of such opinion has been duly authorized by the Company in its capacity as General Partner, has been duly executed and delivered by the General Partner on behalf of the Operating Partnership.

              (viii) the statements (A) in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "1998 10-K") under the captions "Business and Properties--Environmental and Regulatory Matters", "Business and Properties--The Leases", "Business and Properties--The Management Agreements" and "Business and Properties--Non-Competition Agreements", (B) in the 1998 10-K under the caption "Legal Proceedings", as supplemented by the information in note
         (14) to the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and (C) in the Company's Proxy Statement dated April 15, 1999 under the caption "Certain Relationships and Related Transactions", in each case insofar as such statements constitute summaries of legal matters, documents or proceedings, are accurate in all material respects;

              (ix) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (x) the Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

              (xi) each document filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder. In passing upon compliance as to form of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

         (d) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Company and the Operating Partnership, dated the Closing Date, to the effect that:

              (i) the Operating Partnership is a limited partnership duly formed and validly existing under and by virtue of the Partnership Act and, based solely upon certificates of public officials, is in good standing under the laws of the State of Delaware and has the partnership power and authority to own and lease its property and to conduct its business as described in the Prospectus;

              (ii) The Preferred Units have been duly authorized by the Operating Partnership and, when issued by the Operating Partnership to the Company in exchange for the Company's contribution to the Operating Partnership of the net proceeds from the sale of the Shares, will represent valid limited partnership interests in the Operating Partnership;

              (iii) (A) the execution and delivery by the Company and the Operating Partnership of this Agreement, the offering, issuance and sale of the Shares and the application of the net proceeds therefrom by the Company to acquire Preferred Units from the Operating Partnership as contemplated by this Agreement, and the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by this Agreement, will not (1) violate any provision of the limited partnership agreement or certificate of limited partnership of the Operating Partnership, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Senior Note Documents; or (3) violate any federal law, statute, rule or regulation applicable to the Company or the Operating Partnership or the Partnership Act; and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under federal law or the Partnership Act for the offering, issuance or sale of the Shares or the application of the net proceeds therefrom by the Company to acquire Preferred Units from the Operating Partnership as contemplated by this Agreement or for the issuance and sale of the Preferred Units by the Operating Partnership to the Company as contemplated by this Agreement, except (x) such as may be required under state securities laws in connection with the offer and sale of the Shares, (y) such as have been obtained under the Securities Act and are in full force and effect and
         (z) such as are required under the Exchange Act in connection with the listing of the Shares on the New York Stock Exchange;

              (iv) the discussion in the Prospectus Supplement under the heading "Federal Income Tax Considerations", to the extent that it describes matters of federal income tax law, is correct in all material respects;

              (v) neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Shares, the issuance and sale of the Preferred Units and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Operating Partnership will be an

         "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

              (vi) the Registration Statement and Prospectus (except for the documents incorporated or deemed to be incorporated by reference therein and the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. In passing upon compliance as to form of such documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

         (e) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson, L.L.P., counsel to the Company to the effect that:

              (i) the Company is organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under the Code, effective for its taxable year beginning January 1, 1999, and the Company's current and proposed method of operation (including the assets that it holds directly and indirectly through the Operating Partnership) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for taxable year 1999 and thereafter;

              (ii) The Leases will be respected as leases for federal income tax purposes. Such opinion will define the term "Leases" as all real estate leases on the hotels in which the Operating Partnership has a direct or, through a Subsidiary Partnership, an indirect interest and pursuant to which the Operating Partnership or a Subsidiary Partnership, as lessor or sublessor, leases a hotel to a lessee or sublessee, respectively, and shall state that such term includes, without limitation, the lease of the Marriott Harbor Beach Resort from Lauderdale Beach Association to Marriott Hotel Services, Inc. (the "Harbor Beach Resort Lease"); and will define the term "Subsidiary Partnership" as each partnership, limited liability company or other entity treated as a partnership for federal income tax purposes in which either the Company or the Operating Partnership has a direct or indirect interest;

              (iii) The discussion in the Base Prospectus under the heading "Federal Income Tax Considerations," to the extent that it describes matters of federal income tax law, is correct in all material respects;

              (iv) The Merger qualified as a reorganization within the meaning of Section 368(a) of the Code, and no gain or loss was required to be recognized by either the Company or Host Marriott Corporation, a Delaware corporation and the predecessor to the Company, solely by reason of the Merger.

              (v) Based upon, subject to, and limited by the assumptions and qualifications set forth in such opinion, such counsel confirms their opinions described in the Base Prospectus under the caption "Federal Income Tax Considerations", as such opinions were set forth in their opinion letter to the Company dated December 29, 1998 that was filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

         (f) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel to the Company, to the effect that:

              (i) the Company has been duly incorporated and is validly existing under the laws of the State of Maryland and is in good standing with the SDAT; and the Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in the Prospectus under the caption "The Company" and to enter into and perform its obligations under this Agreement;

              (ii) the authorized stock of the Company conforms in all material respects to the description thereof contained in the Prospectus;

              (iii) the Shares have been duly authorized by all necessary corporate action on the part of the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights arising by operation of the laws of the State of Maryland or under the charter or bylaws of the Company;

              (iv) the form of certificate used to represent the Shares complies in all material respects with the applicable requirements of the laws of the State of Maryland and the charter and bylaws of the Company;

              (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the issuance and sale of the Shares to the Underwriters) do not result in any violation of the provisions of the charter or by-laws of the Company or, so far as is known to us, any applicable provision of any Maryland law, statute, administrative regulation or administrative or court decree applicable to the Company;

              (vi) no consent, approval, authorization or order of, or qualification with, any Maryland state governmental authority or agency (other than as may be required under Maryland securities or blue sky laws) is required in connection with the authorization, execution or delivery of this Agreement or the Articles Supplementary or for the offering, issuance or sale of the Shares as contemplated by this Agreement, or the application by the Company of the net proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds", except for the filing of the Articles Supplementary with, and acceptance thereof for record by, the SDAT (which filing has been made with and accepted for record by the SDAT in accordance with the Maryland General Corporation Law);

              (vii) We have reviewed the information (A) in the Prospectus Supplement under the caption "Description of the Class B Preferred Stock", (B) in the base prospectus under the captions "Risk Factors--We Have Adopted Maryland Law Limitations on Changes in Control", "Risk Factors--Maryland Control Share Acquisition Law Could Delay or Prevent a Change in Control", "Description of Common Stock", "Restrictions on Ownership and Transfer" and, to the extent not superceded by the discussion under "Description of the Class B Preferred Stock" in the Prospectus Supplement, "Description of Preferred Stock", and (C) in the 1998 10-K under the captions "Forward-Looking Statements--We have adopted Maryland law limitation on changes in control" and "Forward-Looking Statements--Maryland control share acquisition law could delay or prevent a change in control", and in each case to the extent such information constitutes matters of Maryland law, summaries of Maryland legal matters, summaries of certain provisions of the Company's charter or by-laws, the Articles Supplementary, the Shares or other instruments or agreements governed by Maryland law, or legal conclusions with respect to matters of Maryland law, such information is correct in all material respects.

         (g) The Underwriters shall have received on the Closing Date an opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Closing Date, with respect to validity of the Shares, with respect to the Registration Statement and the Prospectus and any amendments or supplements thereto, with respect to the matters set forth in the immediately succeeding paragraph, with respect to the authorization, execution and delivery of this Agreement, and with respect to such other matters you may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         In addition to the opinions set forth above in Sections 5(c) and 5(d), respectively, Christopher G. Townsend and Latham & Watkins will each also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel may state that such counsel is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in Section 5(c)(viii) and 5(d)(iv), respectively), during the course of such participation, no facts came to such counsel's attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that they express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

         The opinions of Christopher G. Townsend, Latham & Watkins, Hogan & Hartson, L.L.P. and Ballard Spahr Andrews & Ingersoll, LLP described in Sections 5(c), 5(d), 5(e) and 5(f) above shall be rendered to the Underwriters at the request of the Company and the Operating Partnership and shall so state therein and shall further state, solely in the case of those opinions of counsel which refer to subsidiaries of the Company, that all references in such opinions to "subsidiaries" of the Company include, without limitation, the Operating Partnership and the Non-Controlled Subsidiaries. In addition, the opinion of Christopher G. Townsend shall state that it covers matters arising under the laws of the State of Maryland, the general corporation law of the State of Delaware (the "DGCL"), the Partnership Act, the Delaware Limited Liability Company Act and the federal laws of the United States, and shall further state that, to the extent that the opinion set forth in Section 5(c)(vi) relates to any instrument or agreement which is governed by the laws of any jurisdiction other than the State of Maryland, such counsel has assumed that the laws of such other jurisdiction are in all relevant respects identical to the laws of the State of Maryland; the opinion of Latham & Watkins shall state that it covers matters arising under the laws of the State of New York, the Partnership Act and the federal laws of the United States, and shall further state that, in rendering the opinion set forth in Section 5(d)(iv) (which may be set forth in a separate legal opinion), such counsel has relied upon and assumed the accuracy of the opinion of Hogan & Hartson L.L.P. delivered pursuant to Section 5(e) of this Agreement; the opinion of Hogan & Hartson, L.L.P. shall state that it covers matters arising under the federal laws of the United States and that Latham & Watkins, in rendering their legal opinion pursuant to Section 5(d)(iv) of this Agreement, may rely upon such opinion; and the opinion of Ballard Spahr Andrews & Ingersoll, LLP shall state that it covers matters arising under the laws of the State of Maryland and shall further state that Latham & Watkins and Brown & Wood LLP may rely upon such opinion as if it were addressed to them for the purpose of delivering their opinions pursuant to this Agreement.

         (h) The Company shall have duly filed the Articles Supplementary with the SDAT prior to the Closing Date and you shall have received evidence of such filing satisfactory to you; the Underwriters shall have received on the Closing Date a copy of an Amendment duly executed by the General Partner; and, concurrently with the issuance and sale of the Shares to the Underwriters, the Operating Partnership shall have issued and sold to the Company Preferred Units with an aggregate liquidation preference equal to the aggregate liquidation preference of such Shares.

         (i) The Underwriters shall have received, on each of the date hereof and on the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements of the Company and of the Blackstone properties and certain financial information contained and incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (j) The Shares have been duly authorized for listing on the NYSE, subject to official notice of issuance.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the Operating Partnership, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares (including, without limitation, updated legal opinions, comfort letters and officers' certificates).

     6. Covenants of the Company and the Operating Partnership. In further consideration of the agreements of the Underwriters herein contained, the Company and the Operating Partnership jointly and severally covenant with each Underwriter as follows:

         (a) To furnish to you, without charge, six signed copies of the Registration Statement, including exhibits thereto and documents incorporated or deemed to be incorporated by reference therein, and for delivery to each other Underwriter a conformed copy of the Registration Statement, without exhibits thereto but including documents incorporated or deemed to be incorporated by reference therein, and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending on the last day of the third fiscal quarter of the Company's 2000 fiscal year, which earning statement satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) Contemporaneously with each issuance of Shares hereunder, the Company, in its capacity as General Partner, will enter into an appropriate Amendment and the Company will contribute the net proceeds from the sale of such Shares to the Operating Partnership, and, in exchange for the contribution of such net proceeds, the Operating Partnership will issue to the Company Preferred Units with an aggregate liquidation preference equal to the aggregate liquidation preference of such Shares, and the terms of such Preferred Units will be substantially equivalent to the economic terms of such Shares purchased by the Underwriters. The Operating Partnership will apply such net proceeds as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

         (g) To use their best efforts to effect the listing of the Shares on the NYSE no later than November 29, 1999.

         (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and the Operating Partnership's respective counsel and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification, if any, of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and the Operating Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Operating Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Operating Partnership hereunder for which provision is not otherwise made in this Section. Without limitation to the provisions of the immediately preceding sentence, the Company will, within 24 hours after request by the Representatives, pay expenses incurred by the Underwriters in connection with this Agreement and the offering of the Shares in an amount not to exceed $285,000, such payment to be made by wire transfer of immediately available funds; provided that any expenses payable by the Company pursuant to the immediately preceding sentence shall be excluded in determining the dollar amount of expenses payable by the Company under this sentence; and provided, further, that no payment shall be required by the Company pursuant to this sentence unless the Underwriters shall have purchased the Firm Shares. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     7.  Indemnity and Contribution.

         (a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment to the Registration Statement, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the

     Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with
              --------  -------
     respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The obligations and agreements of the Company and the Operating Partnership under this Section 7(c) are joint and several.

         (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligations of the Company and the Operating Partnership to contribute pursuant to this
     Section 7 are joint and several. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
     Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)  The indemnity and contribution provisions contained in this
     Section 7 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Operating Partnership, its partners or any person controlling the Operating Partnership and (iii) acceptance of and payment for any of the Shares. If any indemnified party shall suffer or incur any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Prior Registration Statement (as defined below) or any amendment thereto in connection with the offering of the Shares or any of the other matters contemplated by this Agreement, or if any proceeding (including any governmental investigation) shall be instituted involving an indemnified party based thereon or in connection therewith, then all references to the Registration Statement and any amendments or supplements thereto contained in this Section 7 and in the representations and warranties of the Company and the Operating Partnership in this Agreement and all references to the effective date of the Registration Statement shall also be deemed to refer, respectively, to such Prior Registration Statement (including the documents incorporated or deemed to be incorporated by reference therein pursuant to
     Item 12 of Form S-3) and any amendments or supplements thereto and to the effective date of such Prior Registration Statement, mutatis mutandis. As used in this Agreement, the term "Prior Registration Statement" means any registration statement (other than the Registration Statement) filed by the Company or Host Marriott Corporation, a Delaware corporation, with the Commission.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-
defaulting Underwriter or the Company.   In any such case either you or the
Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its obligations under this Agreement, the Company and the Operating Partnership will, jointly and severally, reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              HOST MARRIOTT CORPORATION

                              By: ______________________________________
                                  Name:
                                  Title:


                              HOST MARRIOTT, L.P.

                              By: HOST MARRIOTT CORPORATION,
                                  its General Partner

                              By: ______________________________________
                                  Name:
                                  Title:





Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
Bear, Stearns & Co. Inc.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities
   Corporation
Prudential Securities Incorporated

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By: ______________________________________
    Name: Michael Fusco
    Title: Vice President

                                                                                 SCHEDULE I

                                                                      Number of Firm Shares
                Underwriter                                              To Be Purchased
                -----------                                              ---------------
Morgan Stanley & Co. Incorporated..............................                    520,000
PaineWebber Incorporated.......................................                    520,000
Bear, Stearns & Co. Inc........................................                    520,000
Deutsche Bank Securities Inc...................................                    520,000
Donaldson, Lufkin & Jenrette Securities Corporation............                    520,000
Prudential Securities Incorporated.............................                    520,000
ABN AMRO Incorporated..........................................                     40,000
CIBC World Markets Corp........................................                     40,000
A.G. Edwards & Sons, Inc.......................................                     40,000
First Union Securities, Inc....................................                     40,000
Legg Mason Wood Walker, Incorporated...........................                     40,000
Schroder & Co. Inc.............................................                     40,000
SG Cowen Securities Corporation................................                     40,000
Advest, Inc....................................................                     20,000
Robert W. Baird & Co. Incorporated.............................                     20,000
J.C. Bradford & Co.............................................                     20,000
Crowell, Weedon & Co...........................................                     20,000
Davenport & Company LLC........................................                     20,000
Fahnestock & Co. Inc...........................................                     20,000
Ferris, Baker Watts, Incorporated..............................                     20,000
Fifth Third Securities, Inc....................................                     20,000
First Albany Corporation.......................................                     20,000
First Security Van Kasper......................................                     20,000
Fleet Securities, Inc..........................................                     20,000
Gibraltar Securities Co. A Division of Tucker Anthony                               20,000
 Incorporated..................................................
Investec Ernst & Company.......................................                     20,000
Janney Montgomery Scott LLC....................................                     20,000
Johnston, Lemon & Co. Inc......................................                     20,000
Josephthal & Co. Inc...........................................                     20,000
Kirkpatrick, Pettis, Smith, Polian Inc.........................                     20,000
Morgan Keegan & Company, Inc...................................                     20,000
Neuberger & Berman, LLC........................................                     20,000
Parker/Hunter Incorporated.....................................                     20,000
Pershing/Division of Donaldson, Lufkin & Jenrette Securities                        20,000
 Corporation...................................................
Robb, Peck, McCooey & Co., Inc.................................                     20,000
The Robinson-Humphrey Company, LLC.............................                     20,000
Southwest Securities, Inc......................................                     20,000
Stifel, Nicolaus & Company, Incorporated.......................                     20,000
Stone & Youngberg LLC..........................................                     20,000
Tucker Anthony Incorporated....................................                     20,000
U.S. Bancorp Piper Jaffray Inc.................................                     20,000
Wachovia Securities, Inc.......................................                     20,000
Wedbush Morgan Securities......................................                     20,000
                                                                                 ---------
                Total..........................................                  4,000,000
                                                                                 =========

                                                                                SCHEDULE II

                  Subsidiaries Not Wholly Owned by the Company
                  --------------------------------------------

                                                                  Percentage of Outstanding
                                                                  Ownership Interest Owned,
                                                                   Directly or Indirectly
                 Name                                                  by the Company
                 ----                                                  --------------
HMC/Interstate Manhattan Beach, LP                                              75%
IHP Holdings Partnership, LP                                                  47.8%
HMC/Interstate Ontario, LP                                                      90%(1)
Host/Interstate Partnership, LP                                                 95%
Ivy Street Hotel Limited Partnership                                          94.9%(2)
Philadelphia Market Street Marriott Hotel Limited Partnership                 97.7%(3)
Pacific Gateway Ltd.                                                          51.0%(4)
Lauderdale Beach Association                                                  50.5%(5)
HMC RTZ Management LLC                                                         1.0%
HMC/Interstate Waterford, L.P.                                                  75%

(1) HMC/Interstate Ontario, LP is 90% owned by HMC Partnership Holdings LLC, a wholly owned indirect subsidiary of the Operating Partnership.

(2) Ivy Street Hotel Limited Partnership is owned 80% by Atlanta Marriott Marquis II Limited Partnership and 14.9% by Ivy Street LLC, both wholly owned indirect subsidiaries of the Operating Partnership.

(3) Philadelphia Market Street Marriott Hotel Limited Partnership is 97.75% owned by New Market Street, LP a wholly owned indirect subsidiary of the Operating Partnership.

(4) Pacific Gateway Ltd. is 41.23% owned by HMC Pacific Gateway LLC and 9.77% by S.D. Hotels LLC, both wholly owned indirect subsidiaries of the Operating Partnership.

(5) Lauderdale Beach Association is owned 50.5% by Marriott Hotels Limited Partnership, a wholly owned indirect subsidiary of the Operating Partnership.

                                                                                                              SCHEDULE III

                                              Subject Subsidiaries
                                              --------------------

                                                                                                            Jurisdiction of
                                    Name                                                 Type of Entity*      Organization
                                    ----                                                 ---------------     --------------
1.  Durbin LLC.                                                                                  LLC          Delaware
    HMC Retirement Properties L.P.................................................               LP           Delaware

2.  HMC Burlingame LLC............................................................               LLC          Delaware
    HMC Burlingame II LLC.........................................................               LLC          Delaware
    HTKG Development Associates, Limited Partnership..............................               LP           California

3.  HMC Atlanta LLC...............................................................               LLC          Delaware
    Atlanta Marriott Marquis II Limited Partnership...............................               LP           Delaware
    Ivy Street Hotel Limited Partnership..........................................               LP           Georgia
    HMA-GP LLC....................................................................               LLC          Delaware
    HMA Realty Limited Partnership................................................               LP           Delaware

4.  HMC Capital LLC...............................................................               LLC          Delaware
    HMC Capital Resources LLC.....................................................               LLC          Delaware
    YBG Associates LLC............................................................               LLC          Delaware

5.  HMC Desert LLC................................................................               LLC          Delaware
    Desert Springs Marriott Limited Partnership...................................               LP           Delaware
    HMC DSM LLC...................................................................               LLC          Delaware
    DS Hotel LLC..................................................................               LLC          Delaware

6.  HMC East Side II LLC..........................................................               LLC          Delaware
    HMC East Side LLC.............................................................               LLC          Delaware
    East Side Hotel Associates, L.P...............................................               LP           Delaware

7.  HMC IHP Holding LLC...........................................................               LLC          Delaware
    HMH General Partner Holdings LLC..............................................               LLC          Delaware
    IHP Holdings Partnership L.P..................................................               LP           Pennsylvania

8.  HMC Market Street LLC.........................................................               LLC          Delaware
    New Market Street LP..........................................................               LP           Delaware
    Philadelphia Market Street Hotel Corporation..................................               CORP         Delaware
    Philadelphia Market Street Marriott Hotel Limited Partnership.................               LP           Delaware

9.  HMC Properties II LLC.........................................................               LLC          Delaware
    HMC MHP II LLC................................................................               LLC          Delaware
    Marriott Hotel Properties II Limited Partnership..............................               LP           Delaware
    Santa Clara HMC LLC...........................................................               LLC          Delaware
    Santa Clara Marriott Hotel Limited Partnership................................               LP           Delaware

    -----------------------------
    * "CORP" means corporation; "LP" means limited partnership; "GP" means general partnership; and "LLC" means limited liability company.

                                                                                                            Jurisdiction of
                                    Name                                                 Type of Entity*      Organization
                                    ----                                                 ---------------    ---------------


10.  HMC Properties I LLC.........................................................               LLC          Delaware
     Marriott Hotel Properties Limited Partnership................................               LP           Delaware
     #819 Lauderdale Beach Association............................................               GP           --

11.  HMC Swiss Holdings LLC.......................................................               LLC          Delaware
     BRE/Swiss L.L.C..............................................................               LLC          Delaware

12.  HMH WTC LLC.................................................................                LLC          Delaware

13.  Times Square GP LLC.........................................................                LLC          Delaware
     Times Square LLC............................................................                LLC          Delaware
     Times Square Marquis Hotel, L.P.............................................                LP           New York